Exhibit 99.1

Viewbix to Acquire 19.99% Stake in AI and Natural Language Processing Grammar Company

Ramat Gan, Israel, July 30, 2024 – Viewbix Inc. (OTC: VBIX) (“Viewbix” or the “Company”), a global developer of mar-tech and ad-tech innovative technologies, today announced it signed a securities exchange agreement to acquire of a 19.99% stake in Metagramm Software Ltd. (“Metagramm”), an innovative software company specializing in artificial intelligence (AI) and natural language processing (NLP) communication-based solutions.

Metagramm developed Bubbl, an innovative writing tool utilizing machine learning, NLP, AI, and deep learning technologies. Bubbl was created using minimalistic and clean designs, presenting a non-invasive writing tool. It allows users to operate in different modes, including an interactive re-write floating window mode, interactive inline mode and grammar-only mode.

Bubbl aims to revolutionize the field of writing tools and offer innovation document re-writing by combining classic semantic analysis with advanced technology, such as pre-training, and reinforcement learning of Specialized Language Models (SLMs) and Large Language Models (LLMs).

As part of the Agreement, Viewbix will be issued 19.99% of the issued and outstanding capital stock of Metagramm as of immediately prior to the closing and Metagramm will be issued 9.99% of the issued and outstanding capital stock of Viewbix as of immediately prior to the closing.

About Viewbix Inc.

Viewbix, through its subsidiaries Gix Media Ltd. and Cortex Media Group Ltd., operates in the field of digital advertising. The Group has two main activities search and digital content. The search develops a variety of technological software solutions, which perform automation, optimization and monetization of internet campaigns, for the purposes of acquiring and routing internet user traffic to its customers. The digital content is engaged in the creation and editing of content, in different languages, for different target audiences, for the purposes of generating revenues from leading advertising platforms, including Google, Facebook, Yahoo and Apple, by utilizing such content to obtain internet user traffic for its advertisers. Viewbix’s technological tools allow advertisers and website owners to earn more from their advertising campaigns and generate additional profits from their websites.

For more information about Viewbix, visit https://viewbix.com/investors/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, Viewbix is using forward-looking statements when it discusses Bubbl’s potential impact on the market for writing tools. Because such statements deal with future events and are based on Viewbix’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release.

The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed in any filings with the SEC. Except as otherwise required by law, Viewbix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Viewbix is not responsible for the contents of third-party websites.

INVESTOR RELATIONS CONTACTS:

Michal Efraty

Investor Relations

+972-(0)52-3044404

michal@efraty.com